UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Intrepid Potash, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-1501877
(State of incorporation or organization)	(I.R.S. Employer Identification no.)

700 17th Street, Suite 1700 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:	333-148215
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the registrant’s Common Stock, par value $0.001 per share, is set forth under “Description of Capital Stock” in the registrant’s Registration Statement on Form S-1 (File No. 333-148215), filed with the Securities and Exchange Commission (the “Commission”) on December 20, 2007, as amended on each of February 13, 2008, March 14, 2008 and April 7, 2008, and as may be amended after the date hereof, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Registration Statement”), which description is incorporated herein by reference.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INTREPID POTASH, INC.

By:	/s/ Robert P. Jornayvaz III
Robert P. Jornayvaz III
Chairman of the Board and Chief Executive Officer

Date: April 16, 2008

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